EXHIBIT 99.1
JOINT FILING AGREEMENT
In accordance with Rule 13d—1(k)(l) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Pershing Square Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, without par value, of Alexander and Baldwin, Inc.), and agrees that this agreement be included as an Exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of this 5th day of December, 2011.

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.
By:	PS Management GP, LLC,
its General Partner

By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Managing Member

PS MANAGEMENT, GP, LLC
By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Managing Member

PERSHING SQUARE GP, LLC
By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Managing Member

/s/ William A. Ackman
Name:	William A. Ackman